                                                                    Exhibit 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Hercules Incorporated on Form S-8 (Registration Nos. 33-37279, 33-21668, 33-21667, 33-47664, 33-51178, 33-52621, 33-66136, 33-62314, 33-65352,
333-38795, 333-38797 and 333-68863) and on Form S-3 (Registration Nos. 333-63423
and 333-29225) of our report dated November 21, 2002, relating to our audits of the consolidated financial statements of BetzDearborn International, Inc. and subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001, which report is included in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 11, 2002